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                                                                      EXHIBIT 11

                  EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE



                                                  Net           Weighted Average     Per-Share
                                                Earnings            Shares             Amount
                                                --------            ------             ------
Thirteen weeks ended May 3, 1998:
   Basic                                       $2,147,000          52,193,341          $0.04
                                                                                       =====
     Effect of dilutive stock options                  --           2,355,274
                                               ------------------------------
   Diluted                                     $2,147,000          54,548,615          $0.04
                                               ==========          ==========          =====

Thirteen weeks ended May 4, 1997:
   Basic                                       $1,388,000          51,097,582          $0.03
                                                                                       =====
     Effect of dilutive stock options                  --           2,075,796
                                               ------------------------------
   Diluted                                     $1,388,000          53,173,378          $0.03
                                               ==========          ==========          =====